Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 19, 2001 and April 25, 2001, with respect to the financial statements of Sage Life Assurance of America, Inc., and The Sage Variable Annuity Account A, respectively, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-63536) and related Prospectus for the registration of its variable annuity contracts.



                                                        /s/ERNST & YOUNG LLP

New York, New York
September 7, 2001